EXHIBIT 11.1

                       Universal Insurance Holdings, Inc.

             Statement Regarding the Computation of Per Share Income

The following table reconciles the numerator (earnings) and denominator (shares) of the basic and diluted earnings per share computations for net income for the nine-month and three-month periods ended September 30, 2008 and 2007, respectively.

                                                  Nine Months Ended                         Nine Months Ended
                                                 September 30, 2008                        September 30, 2007
                                                 ------------------                        ------------------

                                     Income Available                             Income Available
                                        to Common                  Per-Share         to Common                Per-Share
                                       Stockholders      Shares      Amount         Stockholders    Shares      Amount
Net income                             $32,879,120                                  $43,738,965
  Less: preferred stocks dividends         (37,463)                                     (37,463)
                                      -------------                                -------------
Income available to common
stockhold                              $32,841,657     37,448,000    $0.88          $43,701,502    35,528,000    $1.23
                                                                   =========                                   =========

Effect of dilutive securities:

  Stock options and warrants                     0      2,514,000    (0.06)                   0     5,154,000     (0.16)
  Preferred stockers                        37,463        568,000    (0.01)              37,463       568,000     (0.01)
                                     -------------     ----------- ---------       -------------   ----------- ----------
Income available to common
stockholders and assumed conversion    $32,879,120     40,530,000    $0.81          $43,738,965    41,250,000     $1.06
                                     =============     =========== =========       =============   =========== ==========


                                                 Three Months Ended                        Three Months Ended
                                                 September 30, 2008                        September 30, 2007
                                                 ------------------                        ------------------

                                     Income Available                             Income Available
                                        to Common                  Per-Share         to Common                Per-Share
                                       Stockholders      Shares      Amount         Stockholders    Shares      Amount
Net income                             $7,372,654                                   $13,810,702
  Less: preferred stocks dividends        (12,488)                                      (12,488)
                                     -------------                                 -------------
Income available to common
stockholders                           $7,360,166      37,500,000    $0.20          $13,798,214    35,763,000    $0.39
                                                                   =========                                   =========
Effect of dilutive securities:

  Stock options and warrants                    0       1,858,000    (0.01)                   0     5,219,000    (0.05)
  Preferred stock                          12,488         568,000        0               12,488       568,000    (0.01)
                                     -------------     ----------- ---------       -------------   ----------- ----------
Income available to common
stockholders and assumed conversion    $7,372,654      39,926,000    $0.19          $13,810,702    41,550,000    $0.33
                                     =============     =========== =========       =============   =========== ==========